Exhibit 10.40

AMENDMENT NUMBER SEVEN

TO THE LICENSE & UPDATE AGREEMENT

BETWEEN LOOKSMART, LTD. AND MICROSOFT CORPORATION

This Amendment Number Seven (“Amendment Seven”) to the License & Update Agreement (as amended to date, the “Agreement”) is made and entered into effective as of February 1, 2004 (“Amendment Effective Date”) by and between Microsoft Corporation, a Washington corporation (“Microsoft”) and LookSmart, Ltd., a Delaware corporation (“LookSmart”).

Recitals

WHEREAS, the Agreement expired on its own terms on January 15, 2004;

WHEREAS, the parties wish to amend the Agreement solely to extend certain portions of the Agreement to provide for LookSmart’s provision of paid listings for the [***] markets, and any other markets as mutually agreed by the parties in writing, (collectively, the “Markets”) on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereby amend the Agreement as follows:

Amendment

The Agreement shall be amended to provide:

1. With regard to LookSmart’s Paid Listings for the Markets, except as otherwise set forth herein, the Agreement shall continue in full force and effect starting on the Amendment Effective Date. Either party has the right to terminate the agreement at any time for convenience by providing at least (30) calendar days’ prior written notice to the other party.

2. For the avoidance of doubt, this Amendment Seven shall not revive (1) any of the URL delivery requirements pursuant to the licensing portion of the Agreement, (2) any database or update delivery obligations for any geographic regions, and (3) any Submit a Site link obligations by Microsoft. LookSmart has no obligation to generate paid listings and shall only make available, on a daily basis, such paid listings for the Markets as it has available at the time. Microsoft has no obligation to use any of the paid listings provided by LookSmart and has no obligations regarding placement of such listings on MSN search results pages. However if Microsoft, in its sole discretion, does display LookSmart’s paid listings, Microsoft shall use reasonable efforts to update its use and display of LookSmart’s paid listings, including the titles, descriptions, URLs, and tracking codes, no less frequently than once every seven calendar days to ensure that LookSmart can accurately track and bill its advertisers for clicks.

3. LookSmart shall pay Microsoft [***] during each [***], less an [***] (as such terms are defined in Amendment Number Four). All reporting, payment, audit, and publicity shall otherwise be on the terms set forth in Amendment Number Four.

4. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. All provisions of the Agreement not specifically modified herein shall remain in full force and effect. Any conflict between the prior portions of the Agreement and Amendment Seven shall be resolved in favor of Amendment Seven. Amendment Seven may be executed in counterparts, each of which may be an original or faxed copy, and both of which together shall form one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment Seven as of the date set forth above.

MICROSOFT CORPORATION		LOOKSMART, LTD.

By:	/s/ Yosha Ulrich-Sturmat	By:	/s/ Anthony Mamone

Title:	General Manager, MSN Bus. Dev.	Title:	SVP, Sales

Date:	3/2/04	Date:	2/27/04

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